As filed with the Securities and Exchange Commission on September 28, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2005 (September 26, 2005)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 26, 2005, the Company announced that two of its jackup rigs, the GSF Adriatic VII and GSF High Island III, could not be found on their drilling locations in the Gulf of Mexico following Hurricane Rita. On September 27, 2005, the Company located the two missing jackup rigs in shallow waters off the Louisiana coast, approximately 80 miles from their drilling locations. Both rigs appeared to have sustained severe damage during Hurricane Rita, but a thorough assessment is required before the Company can determine the extent of damage and economic feasibility of repairs. Assessment teams have boarded and begun inspecting the rigs.

All of the Company’s rigs are insured under a hull and machinery policy subject to a total deductible of $10 million for this event. The GSF Adriatic VII and GSF High Island III had a combined net book value at June 30, 2005, of $22.2 million and are insured for a total of $125 million. The rigs contributed $5.3 million of the Company’s total $135.3 million of net income for the first six months of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: September 28, 2005	By	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and
Associate General Counsel